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                                                                    EXHIBIT 24.1


                               POWER OF ATTORNEY
                               -----------------

       KNOW ALL MEN BY THESE PRESENTS, that each undersigned does hereby make, constitute and appoint William O. Bailey, John Riddick, John J. Dwyer, Jean M. Waggett, William J. Wedlake and Peter W. Norledge, and each of them, with full power to act without the other, his or her true and lawful attorney-in-fact and agent, in his or her name, place and stead to execute on his or her behalf, as an officer and/or director of Terra Nova (Bermuda) Holdings Ltd. (the "Company"), the Registration Statement of the Company on Form S-8 (the "Registration Statement") for the registration of shares of the Company's Class A Ordinary Shares, par value $5.80 ("Common Stock"), in connection with the Terra Nova (Bermuda) Holdings Ltd. 1997 Non-Employee Directors Share Unit Plan and any and all amendments (including post-effective amendments) to the Registration Statement, and file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission (the "SEC") pursuant to the Securities Act of 1933, as amended (the "Act"), and any and all other instruments which either of said attorneys-in-fact and agents deem necessary or advisable to enable the Company to comply with the Act, the rules, regulations and requirements of the SEC in respect thereof, and the securities or Blue Sky laws of any State or other governmental subdivision, giving and granting to each of said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing whatsoever necessary or appropriate to be done in and about the premises as fully to all intents as he or she might or could do if personally present at the doing thereof, with full power of substitution and resubstitution, hereby ratifying and confirming all that his or her said attorney-in-fact and agents or substitutes may or shall lawfully do or cause to be done by virtue hereof.

       IN WITNESS WHEREOF, each undersigned has hereunto set his hand on the date indicated below:


/s/ William O. Bailey     Chairman, President and Chief Executive Officer
-----------------------   (Principal Executive Officer)
 William O. Bailey


/s/ William J. Wedlake    Chief Financial Officer, Senior Vice
-----------------------   President and Principal Accounting Officer
 William J. Wedlake       (Principal Financial and Accounting Officer)


/s/ John Riddick          Deputy Chairman    /s/ Allan W. Fulkerson    Director
-----------------------   and Director       ----------------------
 John Riddick                                 Allan W. Fulkerson


/s/ John J. Dwyer         Deputy Chairman    /s/ Hugh P. Lowenstein    Director
-----------------------   and Director       -----------------------
 John J. Dwyer                                Hugh P. Lowenstein


/s/ Nigel H.J. Rogers     Deputy Chairman    /s/ Robert S. Fleischer   Director
-----------------------   and Director       -----------------------
 Nigel H.J. Rogers                            Robert S. Fleischer


/s/ David L. Jaffe        Director           /s/ Mark J. Byrne         Director
-----------------------                      -----------------------
 David L. Jaffe                               Mark J. Byrne


/s/ Philip F. Petronis    Director           /s/ Steven J. Gilbert     Director
-----------------------                      -----------------------
 Philip F. Petronis                           Steven J. Gilbert


Dated: May 9, 1997